GROWTH STOCK OUTLOOK TRUST, INC.

                   ARTICLES OF AMENDMENT


     GROWTH   STOCK   OUTLOOK   TRUST,   INC.,  a  Maryland   corporation   (the
"Corporation"), its principal office in the State of Maryland being 4405 East-West Highway, Bethesda, Maryland 20814, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The charter of the Corporation is hereby amended by adding a new Article X to the Articles of Incorporation which shall be as follows:

                         ARTICLE X

     To the fullest extent permitted by the Maryland General Corporation Law, as amended from time to time, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages, except to the extent such exemption from liability or limitation thereof is not permitted to the Investment Company Act of 1940, as amended from time to time. No amendment to these Articles of Incorporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

    SECOND: The foregoing amendment has been advised by the Board of Directors of the Corporation and approved by the stockholders of the Corporation.

     IN WITNESS WHEREOF, Growth Stock Outlook Trust, Inc. has caused these presents to be signed in its name and on its behalf by its President and Chairman and its corporate seal to be hereunder affixed and attested by its Secretary on April 27, 1989.

                           GROWTH STOCK OUTLOOK TRUST, INC.


                           By:_______________________________
                                 Charles Allmon
                                 Chairman and President
Attest:


Janet R. Hudson
Secretary


     THE UNDERSIGNED, President of Growth Stock Outlook Trust, Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of the Corporation, the foregoing Articles of Amendment to be the corporate act of the Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under penalties of perjury.

                                 ____________________________________
                                 Charles Allmon
                                 President